Exhibit 99.1

News Release

For Immediate Release

ATK Media Contact:	Orbital Media Contact:
Amanda Covington	Barron Beneski
Phone: 703-412-3231	Phone: 703-406-5000
E-mail: amanda.covington@atk.com	E-mail: beneski.barron@orbital.com

ATK Investor Contact:	Orbital Investor Contact:
Michael Pici	Barron Beneski
Phone: 703-412-3216	Phone: 703-406-5000
E-mail: michael.pici@atk.com	E-mail: beneski.barron@orbital.com

ATK and Orbital Receive U.S. DOJ Clearance for Proposed Merger

Arlington, Va., Dec. 4, 2014—Alliant Techsystems Inc. (“ATK”) (NYSE: ATK) and Orbital Sciences Corporation (“Orbital”) (NYSE: ORB) announced that the U.S. Department of Justice (“DOJ”) has unconditionally cleared the proposed merger of ATK’s Aerospace and Defense Groups with Orbital. The U.S. Federal Trade Commission (“FTC”) informed ATK and Orbital today, December 4, 2014, that the FTC and DOJ terminated the Hart-Scott-Rodino waiting period effective December 4, 2014. As previously announced, ATK and Orbital have entered into a transaction agreement, whereby ATK’s Aerospace and Defense Groups will merge with Orbital immediately following the spin-off of ATK’s Sporting Group business to ATK stockholders as a newly formed company called Vista Outdoor Inc. The companies anticipate completing the transaction in February 2015, subject to the satisfaction of remaining closing conditions, including the approval of both ATK’s and Orbital’s stockholders at special meetings scheduled for January 27, 2015.

Additional information concerning the special meetings and the transaction is included in ATK’s registration statement on Form S-4, which has been filed with the Securities and Exchange Commission and, once it is declared effective, the joint proxy statement/prospectus included in the Form S-4 will be mailed to ATK and Orbital stockholders who are entitled to vote at the respective special meetings.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between ATK and Orbital, pursuant to which the newly formed sporting company, Vista Outdoor Inc. (“Vista Outdoor”), will be distributed to ATK’s stockholders and Orbital will merge with a subsidiary of ATK with Orbital surviving the merger as a wholly-owned subsidiary of ATK (the “Transaction”), the expected timetable for completing the Transaction, benefits and synergies of the Transaction and the expected tax treatment for the Transaction, future opportunities for Vista Outdoor and the ATK/Orbital combined company (the “Combined Company”) and products and any other statements regarding Vista Outdoor’s, ATK’s, Orbital’s, and the Combined Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the Transaction; the conditions to the completion of the Transaction, including the receipt of approval of both ATK’s stockholders and Orbital’s stockholders; the regulatory approvals required for the Transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate Orbital’s operations with those of the ATK Aerospace & Defense (“ATK A&D”); the integration of Orbital’s operations with those of ATK A&D being more difficult, time-consuming or costly than expected; the impact of the Antares launch failure on Orbital and its business; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transaction; the retention of certain key employees being difficult; Vista Outdoor’s ability to operate successfully as a standalone business; Vista Outdoor’s, ATK’s and Orbital’s ability to adapt its services to changes in technology or the marketplace; Vista Outdoor’s, ATK’s and Orbital’s ability to maintain and grow its relationship with its customers; reductions or changes in NASA or U.S. Government military spending, timing of payments and budgetary policies, including impacts of sequestration under the Budget Control Act of 2011, and sourcing strategies; intense competition; increases in costs, which the business may not be able to react to due to the nature of U.S. Government contracts; changes in cost and revenue estimates and/or timing of programs; the potential termination of U.S. Government contracts and the potential inability to recover termination costs; reduction or change in demand for commercial ammunition, firearms or accessories, including the risk that placed orders exceed actual customer requirements; risks associated with expansion into commercial markets; actual pension and other postretirement plan asset returns and assumptions regarding future returns, discount rates, service costs, mortality rates, and health care cost trend rates; greater risk associated with international business, including foreign currency exchange rates and fluctuations in those rates; other risks associated with U.S. Government contracts that might expose Vista Outdoor, ATK or Orbital to adverse consequences; costs of servicing debt, including cash requirements and interest rate fluctuations; security threats, including cybersecurity and other industrial and physical security threats, and other disruptions; supply, availability, and costs of raw materials and components, including commodity price fluctuations; government laws and other rules and regulations applicable to Vista Outdoor, ATK and Orbital, such as procurement and import-export control, and federal and state firearms and ammunition regulations; the novation of U.S. Government contracts; performance of subcontractors; development of key technologies and retention of a qualified workforce; fires or explosions at any of Vista Outdoor’s, ATK’s or Orbital’s facilities; environmental laws that govern past practices and rules and regulations, noncompliance with which may expose Vista Outdoor, ATK or Orbital to adverse consequences; impacts of financial market disruptions or volatility to customers and vendors; results of acquisitions or other transactions, including the ability to successfully integrate acquired businesses and realize anticipated synergies, cost savings and other benefits, and costs incurred for pursuits and proposed acquisitions that have not yet or may not close; unanticipated changes in the tax provision or exposure to additional tax liabilities; and the costs and ultimate outcome of litigation matters and other legal proceedings. Additional information concerning these and other factors can be found in Vista Outdoor, ATK and Orbital’s filings with the Securities and Exchange Commission (the “SEC”), including ATK and Orbital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, ATK’s registration statement on Form S-4 (which registration statement has not yet been declared effective) and Vista Outdoor’s registration statement on Form 10 (which registration statement has not yet been declared effective). Vista Outdoor, ATK and Orbital assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed transaction between ATK and Orbital, ATK and Orbital intend to file relevant materials with the SEC.  ATK has filed a registration statement on Form S-4 that includes a joint proxy statement of ATK and Orbital that also constitutes a prospectus of ATK (which registration statement has not yet been declared effective). In addition, Vista Outdoor filed with the SEC a registration statement on Form 10 (which registration statement has not yet been declared effective). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT, FORM 10, REGISTRATION STATEMENTS/PROSPECTUSES AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATK, ORBITAL, VISTA OUTDOOR AND THE PROPOSED TRANSACTION. The joint proxy statement, Form 10, registration statements/prospectuses and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from ATK upon written request to ATK by emailing investor.relations@atk.com or by calling Michael Pici at 703-412-3216 or from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. ATK, Orbital and certain of their respective directors and executive officers, however, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2014 on Form 10-K filed with the SEC on May 23, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on June 13, 2014. Information regarding Orbital’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants is also included in the joint proxy statement/prospectus.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About ATK

ATK is an aerospace, defense and outdoor sports and recreation company with operations in 21 states, Puerto Rico and internationally. News and information can be found on the Internet at www.atk.com, on Facebook at www.facebook.com/atk or on Twitter @ATK.

About Orbital

Orbital develops and manufactures small- and medium-class rockets and space systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary exploration spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also provides research rocket and satellite subsystems and space-related technical services to U.S. Government agencies and laboratories. More information about Orbital can be found at http://www.orbital.com. Follow the company on Twitter @OrbitalSciences.

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